SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☑	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
VISUAL NETWORKS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.

	(3)	Filing Party:

	(4)	Date Filed:

VISUAL NETWORKS, INC.
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
to be held November 8, 2005
To the Stockholders of Visual Networks, Inc.
     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of Visual Networks, Inc., a Delaware corporation (the “Company”), will be held at the offices of DLA Piper Rudnick Gray Cary US LLP, 1200 19th Street, N.W., Washington, D.C. 20036 on November 8, 2005 at 10:00 a.m., local time, for the following purposes:
     1. To approve the issuance of shares of the Company’s common stock upon the conversion of the Company’s 5% Senior Secured Convertible Notes due December 31, 2007.
     2. To act upon any other matter which may properly come before the Special Meeting or any adjournment or postponement thereof.
     The Board of Directors of the Company has fixed the close of business on September 19, 2005 as the record date for determining stockholders of the Company entitled to notice of and to vote at the Special meeting. A list of the stockholders as of the record date will be available for inspection by stockholders at the Company’s offices during business hours for a period of 10 days prior to the Special Meeting.
     Your attention is directed to the attached Proxy Statement.
By Order of the Board of Directors,
/s/ Donald E. Clarke
Donald E. Clarke
Secretary
Rockville, Maryland
September  , 2005
EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY. IF YOU ATTEND THE SPECIAL MEETING YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

VISUAL NETWORKS, INC.
2092 Gaither Road
Rockville, Maryland 20850
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
General
     This Proxy Statement is being furnished to stockholders of Visual Networks, Inc., a Delaware corporation (the “Company”), in connection with the solicitation by the Board of Directors of proxies for use at a special meeting of stockholders (the “Special Meeting”) to be held at the offices of DLA Piper Rudnick Gray Cary US LLP, 1200 19th Street, N.W., Washington, D.C. 20036 on November 8, 2005 at 10:00 a.m., local time, and at any adjournment or postponement thereof.
Solicitation
     The solicitation is being made primarily by the use of the mails, but directors, officers and employees of the Company may also engage in the solicitation of proxies by telephone. The Company has retained the services of The Altman Group to assist in soliciting proxies. The Altman Group will solicit proxies by personal interview, telephone, facsimile and mail. It is anticipated that the fee for those services will not exceed $10,000 plus reimbursement for out-of-pocket expenses. The cost of soliciting proxies will be borne by the Company. Other than the compensation of The Altman Group, no compensation will be paid by the Company in connection with the solicitation of proxies, except that the Company may reimburse brokers, custodians, nominees and other record holders for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners.
     This proxy statement and the accompanying solicitation materials are being sent to stockholders on or about September                 , 2005.
Revocation of Proxies
     A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date or by attending the Special Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need documentation from your record holder stating your ownership as of September 19, 2005 in order to vote personally at the Special Meeting.

Quorum and Voting Requirements
     The close of business on September 19, 2005 has been fixed by the Board of Directors of the Company as the record date (the “Record Date”) for determining the stockholders of the Company entitled to notice of and to vote at the Special Meeting. On the Record Date, there were 34,674,620 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), outstanding, all of which are entitled to vote on the matter to be presented at the Special Meeting. The presence at the Special Meeting, in person or by a proxy relating to any matter to be acted upon at the meeting, of a majority of such shares, or 17,337,311 shares, is necessary to constitute a quorum for the Special Meeting. Each outstanding share is entitled to one vote on all matters. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Special Meeting, are considered stockholders who are present and entitled to vote and they count toward the quorum. In the event that there are not sufficient votes for a quorum or to approve the issuance of the shares upon the conversion of the shares at the Special Meeting, the Special Meeting may be adjourned in order to permit the further solicitation of proxies.
     Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. “Broker non-votes” mean the votes that could have been cast on the matter in question if the brokers had received instructions from their customers, and as to which the brokers have notified the Company on a proxy form in accordance with industry practice or have otherwise advised the Company that they lack voting authority.
     The affirmative vote of a majority of the shares cast on the matter is required to approve the issuance of the Shares upon the conversion of the Notes. Abstentions and “broker non-votes” with respect to the issuance of the shares upon conversion of the Notes will not count as votes cast with respect to the proposal.
     All outstanding shares of the Company’s Common Stock represented by valid and unrevoked proxies received in time for the Special Meeting will be voted. A stockholder may, with respect to the issuance of the shares upon the conversion of the Notes (1) vote “FOR” the issuance, (2) vote “AGAINST” the issuance, or (3) “ABSTAIN” from voting on the issuance. Shares will be voted as instructed in the accompanying proxy on the matter that is being submitted to stockholders.
     The Board of Directors knows of no additional matters that will be presented for consideration at the Special Meeting. Return of a valid proxy, however, confers on the designated proxy holders the discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Special Meeting or any adjournment or postponement thereof. Proxies solicited hereby will be tabulated by inspectors of election designated by the Board of Directors.

PROPOSAL TO BE VOTED ON AT THE SPECIAL MEETING
APPROVAL OF THE ISSUANCE OF SHARES UPON THE CONVERSION
OF THE NOTES
The Offering

     On August 8, 2005, the Company sold an aggregate of $10 million of its 5% Senior Secured Convertible Notes due December 31, 2007 (the “Notes”) to Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P., Special Situations Technology Fund, L.P. and Special Situations Technology Fund II, L.P. (collectively, the “Investors”) pursuant to a purchase agreement (the “Purchase Agreement”). The purchase agreement provided for the issuance and sale of the Notes and requires that the Company take all action necessary to call a meeting of its stockholders no later than November 11, 2005 to approve the issuance of the shares of the Company's Common Stock issuable upon conversion of the Notes. Proceeds from the Notes allow the Company to repay $6 million of more expensive indebtedness (the $4 million Senior Secured SVB Loan and the $2 million balance of Convertible Notes due March 26, 2006) as well as provide additional capital of $4 million to the Company.
Convertible Notes
     The Notes are due December 31, 2007 and bear interest at an annual rate of 5% payable semi-annually in cash. The Notes are secured by a first priority lien on all of the Company’s assets. The Notes may be converted initially into 6,896,552 shares of the Company’s Common Stock at the option of the holders at a price of $1.45 per share, subject to certain adjustments. The conversion price of the Notes will adjust in certain circumstances, including, among other things, if the Company issues additional shares of its Common Stock or other instruments convertible into its Common Stock at a price that is less than the then effective conversion price of the Notes. The Company can require conversion of the Notes into shares of its Common Stock if the closing bid price of its Common Stock equals or exceeds $3.75 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Company’s Common Stock occurring after August 5, 2005) for a period of 20 consecutive days after August 8, 2006; provided, however, that the Company can require conversion of not more than 20% of the initial amount of outstanding Notes in any three-month period. The Company may be required to redeem the Notes upon a specified change of control. So long as Special Situations Fund III, L.P. (“SSF”) and/or one or more of its affiliates own Notes, SSF will have the right to designate one person for election to the Company’s board of directors. SSF has not yet exercised its right to designate a director. The Company has registration obligations with respect to the sale of the Company’s Common Stock issuable upon conversion of the Notes.
Effects of Adjustments in Conversion Price of Notes
     If the Company sells additional equity at a price per share less than $1.45, the conversion price of the Notes will be adjusted downward based on a weighted average anti-dilution formula. This could enable the holders of the Notes to convert their Notes into a greater amount of shares of the Company’s Common Stock, resulting in further substantial dilution to the Company’s other holders of Common Stock. In addition, to the extent the holders of the Notes convert their Notes and then sell their Common Stock, the Company’s Common Stock price may decrease due to the additional amount of shares of Common Stock available in the market. The subsequent sales of these shares could encourage short sales by the Company’s stockholders and others which would place further downward pressure on the Company’s Common Stock price.
Restrictions on Notes
     The Notes are not convertible until the Company’s stockholders have approved the issuance of the shares of the Company’s Common Stock issuable upon conversion of the Notes.
Stockholder Approval Required by Nasdaq
     Nasdaq Marketplace Rule 4350(i)(1)(B) requires stockholder approval of an issuance or potential issuance of securities that will result in a change of control of the issuer. Currently, Nasdaq takes the position that a “change of control” occurs where, after giving effect to the issuance, a person or group will own more than 20% of the issuer’s outstanding common stock after giving effect to the issuance if there is no other stockholder holding a greater percentage of the common stock. Nasdaq Market Place Rule 4350(i)(1)(D) requires stockholder approval of a transaction, other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock), if the number of shares of common stock to be issued is or may be equal to 20% or more of the issuer’s outstanding common stock, or 20% or more of the voting power, outstanding before the issuance of such shares for less than the greater of book or market value of the stock. The Company refers to these rules in this proxy statement as the “Nasdaq Marketplace Rules.”
     It is possible that, as a result of either open market purchases or the operation of the anti-dilution provisions contained in the Notes, the Investors could hold 20% or more of the Company’s total outstanding Common Stock if an Investor converted a sufficient amount of the Notes into shares of Common Stock. It is also possible that, as a result of the operation of the anti-dilution provisions contained in the Notes, the conversion of the Notes could result in the issuance of more than 20% of the pre-issuance common stock at a price per share less than the greater of book or market value of the Company’s stock at the time the Investors agreed to purchase the Notes. As a result, the Company and the Investors agreed that the Company would seek approval of its stockholders for the issuance of the shares upon conversion of the Notes and that the Notes would not be convertible until the stockholders approve such issuance. Pursuant to its agreement with the Investors, the Company is seeking stockholder approval of the issuance of the shares upon conversion of the Notes under the Nasdaq Marketplace Rules.

Effects of Failure to Approve the Issuance of Shares Upon the Conversion of the Notes
     The Notes provide that it is an event of default thereunder if the stockholders do not approve the issuance of the shares upon conversion of the Notes on or prior to December 6, 2005. If an event of default occurs and is continuing under the Notes, the Investors have the right to, among other things, declare all amounts under the Notes to be immediately due and payable and to realize on their collateral interest in our assets. If the Investors demand repayment of the Notes, it is unlikely that the Company would be able to repay the Notes when due and, if the Company cannot obtain alternative financing or implement an alternative solution to address its cash flow needs, the Company may have to seek protection under federal bankruptcy laws. No assurance can be given that the Company would be able to find alternative financing on a timely basis on terms acceptable to the Company or at all.

     The terms of the Purchase Agreement, the Notes, the Pledge and Security Agreement and the Registration Rights Agreement and the other terms of the issuance of the shares upon conversion of the Notes are complex. This summary is qualified by reference to the actual form of agreements, including the Purchase Agreement, the Notes, the Pledge and Security Agreement and the Registration Rights Agreement, all of which are attached as exhibits to the Company’s Form S-3 Registration Statement filed with the Securities and Exchange Commission (the “SEC”) on September 7, 2005. Stockholders are urged to refer to such exhibits.

     We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. You may request a copy of these filings, by writing or telephoning us at the following:
Visual Networks, Inc.
2092 Gaither Road
Rockville, Maryland 20850-4013
Attention: Chief Financial Officer
(301) 296-2300

Stockholders’ Approval
     The Special Meeting is being held pursuant to Section 7.9 of the Purchase Agreement.
Board Recommendation
     The Board of Directors unanimously recommends that stockholders vote “FOR” approving the issuance of the shares upon conversion of the Notes.

     If such approval is not obtained by December 6, 2005, the Company will be in default under the Notes. If an event of default occurs and is continuing under the Notes, the Investors have the right to, among other things, declare all amounts under the Notes to be immediately due and payable and to realize on their collateral interest in our assets. If the Investors demand repayment of the Notes, it is unlikely that the Company would be able to repay the Notes when due and, if the Company cannot obtain alternative financing or implement an alternative solution to address its cash flow needs, the Company may have to seek protection under federal bankruptcy laws.
The Board of Directors recommends voting “FOR” approval of the issuance of the shares.

PRINCIPAL STOCKHOLDERS
     The following table shows the number of shares of the Company’s Common Stock beneficially owned as of September 1, 2005 by:
•	each person or entity that we believe beneficially owns more than 5% of the Common Stock;

•	each director;

•	each of the Company’s Named Executive Officers; and

•	the directors and executive officers as a group.
     Unless otherwise indicated (i) the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable, and (ii) the address for the persons named in the table is 2092 Gaither Road, Rockville, Maryland 20850-4013.

	Number of	Percent
	Shares	of
	Beneficially	Shares
Name of Beneficial Owner	Owned	Outstanding(1)
Austin W. Marxe and David M. Greenhouse (2)	10,728,923	30.9%
FMR Corp. (3)	2,347,404	6.8
Kopp Investment Advisors, LLC (4)	4,003,650	11.5
Lawrence S. Barker (5)	696,437	2.0
Donald E. Clarke(6)	118,750	*
Wayne R. Fuller (7)	436,489	1.3
Mark Skurla (8)	16,666	*
Edward L. Glotzbach (9)	43,750	*
Edward H. Kennedy (10)	43,750	*
Peter J. Minihane (11)	549,475	1.6
William J. Smith (12)	133,754	*
William H. Washecka (13)	62,500	*
All executive officers and directors as a group (9 persons) (14)	2,101,571	6.1

*	Less than 1%.

(1)	As of September 1, 2005, we had outstanding 34,674,620 shares of Common Stock. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock, which that person could purchase by exercising outstanding options and options which will become exercisable within 60 days of September 1, 2005, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Consists of (i) 1,926,881 shares of Common Stock and 2,893,207 shares of Common Stock issuable upon the conversion of $4,195,151 in principal amount of Notes owned by Special Situations Fund III, L.P., (ii) 586,725 shares of Common Stock and 880,966 shares of Common Stock issuable upon the conversion of $1,277,401 in principal amount of Notes owned by Special Situations Cayman Fund, L.P., (iii) 1,103,142 shares of Common Stock, 2,541,614 shares of Common Stock issuable upon the conversion of $3,685,340 in principal amount of Notes and 122,356 shares of Common Stock issuable upon the exercise of warrants owned by Special Situations Private Equity Fund, L.P., (iv) 31,832 shares of Common Stock, 89,856 shares of Common Stock issuable upon the conversion of $130,291 in principal amount of Notes and 5,813 shares of Common Stock issuable upon the exercise of warrants owned by Special Situations Technology Fund, L.P., and (v) 183,791 shares of Common Stock, 490,909 shares of Common Stock issuable upon the conversion of $711,818 in principal amount of Notes and 29,710 shares of Common Stock issuable upon the exercise of warrants owned by Special Situations Technology Fund II, L.P. MGP Advisors Limited (“MGP”) is the general partner of Special Situations Fund III, L.P. AWM Investment Company, Inc. (“AWM”) is the general partner of MGP and the general partner of and investment adviser to the Special Situations Cayman Fund, L.P. SST Advisers, L.L.C. (“SSTA”) is the general partner of and investment adviser to the Special Situations Technology Fund, L.P. and the Special Situations Technology Fund II, L.P. MG Advisers, L.L.C. (“MG”) is the general partner of and investment adviser to the Special Situations Private Equity Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP, AWM, SSTA and MG. Through their control of MGP, AWM SSTA and MG, Messrs. Marxe and Greenhouse share voting and investment control over the portfolio securities of each of the funds listed above. The principal business address for Messrs. Marxe and Greenhouse is 153 East 53rd Street, 55th Floor, New York, New York 10022.

(3)	Fidelity Management and Research Company, a wholly owned subsidiary of FMR Corp. and an investment advisor, is the beneficial owner of 2,264,102 shares as a result of acting as investment advisor to various investment companies. Edward C. Johnson III, FMR Corp. and the funds each has sole power to dispose of the shares. Neither FMR Corp. nor Edward C. Johnson III has the sole power to vote or direct the voting of the shares owned directly by Fidelity Funds, which power resides with its board of trustees. Fidelity Management and Trust Company is the beneficial owner of 83,302 shares. Edward C. Johnson III, a wholly owned subsidiary of FMR Corp., and FMR Corp. each has sole dispositive and voting power over such shares. The address of these beneficial owners is 82 Devonshire Street, Boston, MA 02109.

(4)	Kopp Investment Advisors has sole voting power with respect to 3,235,900 of such shares, sole dispositive power over 1,000,000 of such shares and shared dispositive power over 3,000,650. All such shares are deemed beneficially owned by Kopp Investment Advisors, Kopp Holding Company LLC, Kopp Holding Company and LeRoy C. Kopp. The address of these beneficial owners is 7701 France Avenue South, Suite 500, Edina, MN 56435.

(5)	Represents 99,885 shares of Common Stock and 463,099 shares of Common Stock issuable upon exercise of options.

(6)	Represents 118,750 shares of Common Stock issuable upon exercise of options.

(7)	Represents 7,596 shares of Common Stock and 428,893 shares of Common Stock issuable upon exercise of options.

(8)	Represents 16,666 shares of Common Stock issuable upon exercise of options.

(9)	Represents 43,750 shares of Common Stock issuable upon exercise of options.

(10)	Represents 43,750 shares of Common Stock issuable upon exercise of options.

(11)	Represents 68,623 shares of Common Stock and 480,852 shares of Common Stock issuable upon exercise of options.

(12)	Represents 28,504 shares of Common Stock and 105,250 shares of Common Stock issuable upon exercise of options.

(13)	Represents 62,500 shares of Common Stock issuable upon exercise of options.

(14)	Includes an aggregate of 1,896,963 shares of Common Stock issuable upon exercise of options.

STOCKHOLDER PROPOSALS
     Pursuant to Rule 14a-8 promulgated under the Exchange Act, the Company’s stockholders may present proposals for inclusion in the Company’s proxy statement for consideration at the 2006 annual meeting of the Company’s stockholders by submitting their proposals to the Company in a timely manner. Any such proposal must comply with Rule 14a-8 and must be received by the Company at the address appearing on the first page of this proxy statement by November 22, 2005 in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to that meeting.
     The Company’s by-laws require stockholders who intend to propose business for consideration by stockholders at an annual meeting, other than stockholder proposals that are included in the proxy statement, to give written notice to the Company’s secretary not less than 60 days and not more than 90 days before the anniversary of the prior year’s meeting. A stockholder must submit a matter to be raised at the Company’s 2006 annual meeting of stockholders on or after February 25, 2006, but not later than March 27, 2006. The written notice should be sent to the Company’s Secretary, Donald E. Clarke, 2092 Gaither Road, Rockville, MD 20850, and must include a brief description of the business, the reasons for conducting such business, any material interest the stockholder has in such business, the name and address of the stockholder as they appear on the Company’s books and the number of shares of the Company’s Common Stock the stockholder beneficially owns.
     SEC rules set forth standards for what stockholder proposals the Company is required to include in a proxy statement for an annual meeting.

OTHER MATTERS
     The Company’s Board of Directors knows of no other business which will be presented to stockholders at the Special Meeting. If any other business is properly brought before the Special Meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies, including any adjournment or postponement of the Special Meeting.
     It is important that the proxies be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.
     We have filed an Annual Report on Form 10-K for the year ended December 31, 2004 with the Securities and Exchange Commission. You may obtain, free of charge, a copy of the Form 10-K by writing to the Company’s Chief Financial Officer, at Visual Networks, Inc., 2092 Gaither Road, Rockville, Maryland 20850-4013. Our Form 10-K is also available through the Company’s website at www.visualnetworks.com.
By Order of the Board of Directors,
/s/ Donald E. Clarke
Donald E. Clarke
Secretary
Rockville, Maryland
September                 , 2005
THE BOARD OF DIRECTORS HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY OR VOTE OVER THE INTERNET OR BY TELEPHONE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR OWN SHARES.

INTERNET ACCESS IS HERE!
Visual Networks, Inc. is pleased to announce that registered stockholders now have an innovative and secure means of accessing and managing their registered accounts on-line. This easy-to-use service is only a click away at:
http://www.equiserve.com
In order to access your account and request your temporary password (or PIN), you will need your Social Security number, and Issue ID (VSUCM). Please click on the “Account Access” tab and follow the instructions for receiving a new password and a temporary password will be mailed to your address of record.

DETACH HERE	ZVSUC2
PROXY
VISUAL NETWORKS, INC.
2092 Gaither Road
Rockville, Maryland 20850-4013
SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
     The undersigned hereby appoints Lawrence S. Barker and Donald E. Clarke, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Common Stock of Visual Networks, Inc. (the “Company”) held of record by the undersigned on September 19, 2005, at the Special Meeting of Stockholders to be held on November 8, 2005, at 10:00 a.m., local time, at the offices of DLA Piper Rudnick Gray Cary US LLP, 1200 19th Street, N.W., Washington, D.C., 20036, and any adjournment thereof.
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.
     PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE	CONTINUED AND TO BE SIGNED	SEE
REVERSE	ON REVERSE	REVERSE
SIDE	SIDE	SIDE

Visual Networks, Inc.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694
Your vote is important. Please vote immediately.

Vote-by-Internet :		Vote-by-Telephone

Log on to the Internet and go to http://www.eproxyvote.com/vnwk	OR	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR	ZVSUC1
PROXY CARD BY MAIL
#VSU

☒	Please mark votes as in this example.

		FOR	AGAINST	ABSTAIN
1.	To approve the issuance of shares of the Company’s Common Stock upon conversion of the Company’s 5% Senior Secured Convertible Notes due December 31, 2007.	☐	☐	☐

2.	To transact such other business as may properly be brought before the meeting or any adjournment or postponement of the meeting including potential adjournments for the purpose of soliciting additional proxies.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐
Please sign exactly as your name appears hereon. Joint owners each should sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:	Date:	Signature:	Date: